EXHIBIT INDEX

Exhibit 2:     Opinion of counsel
Exhibit 6:     Actuarial Opinion of Mark Gorham, F.S.A., M.A.A.A.
Exhibit 7:     Actuarial Consent of Mark Gorham, F.S.A., M.A.A.A.
Exhibit 8:     Auditor consent of Ernst & Young LLP
Exhibit 9:     Power of Attorney